UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective as of the 2017 Annual Meeting (the “Annual Meeting”) of Stifel Financial Corp. (the “Company”) on June 6, 2017, Bruce A. Beda has retired as Director of the Company. Robert E. Grady has been named Independent Lead Director. Michael W. Brown has been named Audit Committee Chairman. Also, effective as of the Company’s Annual Meeting on June 6, 2017, Richard J. Himelfarb, Thomas B. Michaud, Thomas P. Mulroy, Victor J. Nesi, Ben A. Plotkin, and James M. Zemlyak have resigned as Directors of the Company reflecting the Board’s decision to reduce the number of inside directors serving as Board members. Except as described below, they will remain officers of the Company with no change in their operating responsibilities.

Thomas P. Mulroy has stepped down as Co-President of the Company and Co-Director of the Institutional Group of Stifel, Nicolaus & Company, Incorporated effective as of the Company’s Annual Meeting on June 6, 2017. Mr. Mulroy will remain with the Company. Mr. Nesi will become sole head of the Institutional Group.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 6, 2017 to (i) elect four members of the Board of Directors; (ii) approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement; (iii) approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and (iv) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

As of April 18, 2017, the record date for the Annual Meeting, there were 68,435,629 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 66,454,505 shares of common stock were represented in person or by proxy, constituting a quorum.

The final results for the proposals voted on at the Annual Meeting are set forth below:

Proposal 1 – Election of Six Directors:

The Company’s shareholders elected four Class I directors to hold office until the 2018 annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The following table shows the results of the shareholders’ votes:

	For	Withhold Authority	Abstentions	Broker Non-votes
Nominees with terms ending in 2018:
Frederick O. Hanser	60,341,118	1,551,862	—	4,561,525
Ronald J. Kruszewski	60,236,421	1,656,559	—	4,561,525
Thomas W. Wiesel	60,429,188	1,463,792	—	4,561,525
Kelvin R. Westbrook	59,913,158	1,979,822	—	4,561,525

Proposal 2 – To approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Proxy Statement:

For	Against	Abstentions	Broker Non-votes
59,762,547	1,963,838	166,595	4,561,525

Proposal 3 – To approve, on an advisory basis, the frequency of future advisory votes on executive compensation:

Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-votes
47,512,800	303,720	12,609,879	1,466,581	4,561,525

In light of the voting results and other factors, the Company’s Board of Directors has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes, which the Company expects to hold at its 2023 annual meeting of shareholders.

Proposal 4 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstentions	Broker Non-votes
64,991,725	1,433,073	29,707	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 7, 2017	By:	/s/ Ronald J. Kruszewski
	Name:	Ronald J. Kruszewski
	Title:	Chairman and Chief Executive Officer